EXHIBIT 99.1

PRESS RELEASE

DATE:	CONTACT:
May 13, 2015	Courtney Degener 213-271-1600

Cadiz Inc. to Present at 16th Annual B. Riley & Co. Investor Conference

    Los Angeles, May 13, 2015 – Cadiz Inc. (NASDAQ: CDZI), a California land and water resources development company, is pleased to announce that Scott Slater, the Company’s President and CEO, will present today at 1:00 pm PDT at the 16th Annual B. Riley & Co. Investor Conference being held at the Loews Hollywood Hotel in Los Angeles, California.

    A live webcast of the presentation can also be accessed from the Cadiz Inc. website Investor Relations page at http://cadizinc.com/investor-relations/ . A downloadable copy of Mr. Slater’s presentation is posted on the Cadiz Inc. website Investor Relations page.

About Cadiz Inc.

    Founded in 1983, Cadiz Inc. is a land and water resource development company that owns 70 sq. miles of property and water rights in Southern California. The Company is engaged in a combination of organic farming and water supply and storage projects, including the Cadiz Valley Water Conservation, Recovery & Storage Project, a public-private partnership approved to provide a new, reliable water supply throughout Southern California. Cadiz abides by a “Green Compact” focused on sustainable practices to manage its land, water and agricultural resources and has committed to implement its projects without harm to the environment. For more information about Cadiz, visit www.cadizinc.com.

FORWARD LOOKING STATEMENT: This release contains forward-looking statements that are subject to significant risks and uncertainties, including statements related to the future operating and financial performance of the Company and the financing activities of the Company.  Although the Company believes that the expectations reflected in our forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Factors that could cause actual results or events to differ materially from those reflected in the Company’s forward-looking statements include the Company’s ability to maximize value for Cadiz land and water resources, the Company’s ability to obtain new financing as needed, the receipt of additional permits for its projects and other factors and considerations detailed in the Company’s Securities and Exchange Commission filings.